                                                    HEALTHY PLANET PRODUCTS, INC.

                                                  COMPUTATION OF EARNINGS PER SHARE

                                                             EXHIBIT 11

                                                               Three Months     Three Months          Six Months        Six Months
                                                                  Ended              Ended               Ended             Ended
                                                               June 30, 1997     June  30, 1996      June 30, 1997     June 30,1996
                                                               -------------     --------------      -------------     ------------
Primary earnings per share
    Net (loss)  income                                         ($  329,180)       $    86,415        ($  458,833)       $   168,781
    Dividends paid on preferred stock                                 --                 --                 --                 --
    Cumulative dividends on preferred stock                           --               (4,504)              --               (4,504)
                                                               -----------        -----------        -----------        -----------

Loss/Income applicable to common stock                         ($  329,180)       $    81,911        ($  458,833)       $   164,272
                                                               ===========        ===========        ===========        ===========


Shares
    Weighted average number of common
        shares outstanding                                       1,827,362          1,827,362          1,827,362          1,819,682
Add dilutive effect of conversion of preferred
        stock and outstanding options and
        warrants, as determined by the
        application of the treasury stock
        method                                                        --              215,917               --              435,308
                                                               -----------        -----------        -----------        -----------

                                                                 1,827,362          2,043,279          1,827,362          2,033,280
                                                               ===========        ===========        ===========        ===========


Primary earnings per share                                     $      (.18)       $       .04        $      (.25)       $       .08
                                                               ===========        ===========        ===========        ===========

                           PART II. OTHER INFORMATION


Item 4.  Submission of Matters to a Vote of Securityholders

     On August 4, 1997 the Company held its Annual Meeting of Shareholders. At the Meeting, the sole item of business was the election of two (2) Class 2 Directors to the Board of Directors of the Company. The two (2) Directors elected as Class 2 Directors and the tabulation of the votes (both in person and by proxy) was as follows:


                  Name of Directors           For                    Withheld
                  -----------------           ---                    --------

                  Daniel R. Coleman         1,335,139                  34,867
                  Robert Fagenson           1,334,139                  35,867




Item 6.  Exhibits and Reports on Form 8-K


         a.  Exhibits

             None

         b.  Reports on Form 8-K

     During the quarter ended June 30, 1997, the following reports on Form 8-K were filed by the Registrant:


     Date of Report            Item Reported                  Description
     --------------            -------------                  ------------

     April 3, 1997             Item 5.  Other Events          Redemption by
                                                              Registrant of its
                                                              Series B Preferred
                                                              Stock


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HEALTHY PLANET PRODUCTS, INC.
                                              (Registrant)


DATED: August 14, 1997                 by:  /s/ Bruce A. Wilson
                                          --------------------------------------
                                            Bruce A. Wilson
                                       President, Chief Executive, Chief
                                       Operating and Chief Financial Officer.

                                 Page 13 of 13